UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2015, Intuitive Surgical, Inc. (“Intuitive” or the “Company”) appointed David J. Rosa as Executive Vice President and Chief Commercial Officer, effective June 8, 2015. In addition, the Company also appointed Salvatore J. Brogna as Executive Vice President, Product Operations, effective June 8, 2015.
Mr. Rosa, age 47, joined Intuitive in March 1996 and has held leadership positions in marketing, clinical development, and product development. In April 2011, Mr. Rosa was promoted to the position of Senior Vice President, Emerging Procedures & Technology and transitioned to the position of Senior Vice President, Scientific Affairs in September 2013. In August 2014, Mr. Rosa was promoted to the position of Executive Vice President and Chief Scientific Officer. Mr. Rosa graduated magna cum laude with a B.S.M.E. from California Polytechnic University at San Luis Obispo. He also holds an M.S.M.E. from Stanford University.
Mr. Brogna, age 60, joined Intuitive as Director, Mechanical Engineering, in October 1999 and was promoted to Vice President, Engineering in July 2005. In August 2010, Mr. Brogna was promoted to the position of Senior Vice President, Product Development. Prior to joining Intuitive, Mr. Brogna led design and development of complex robotic systems at Adept Technology and at Unimation. Mr. Brogna is a graduate of Clarkson University where he earned a B.S. and an M.S. in Mechanical Engineering.
On June 8, 2015, Jerome J. McNamara, Executive Vice President, Worldwide Sales and Marketing, assumed the role of Senior Advisor, Commercial Operations.
In connection with Mr. Brogna’s, Mr Rosa’s, and Mr. McNamara’s change in positions, their base salaries were adjusted as set forth in the table below. The salary adjustments are effective June 8, 2015.

Executive	Position	Increase in Annual Base Salary	New Annual Base Salary
Brogna, Salvatore	Executive Vice President, Product Operations	$55,000	$470,000
Rosa, David	Executive Vice President and Chief Commercial Officer	$100,000	$500,000
McNamara, Jerome (1)	Senior Advisor, Commercial Operations	$8,000	$420,000

(1)
Mr. McNamara’s annual base salary will be pro-rated at 50%, commensurate with his expected time commitment as a Senior Advisor, Commercial Operations. Mr. McNamara will no longer participate in the Company's Commission Plan, effective July 1, 2015. Starting July 1, 2015, Mr. McNamara will be eligible to participate in the Company's Corporate Incentive Program with a target annual cash bonus opportunity of 50% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: June 8, 2015	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer